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                                 EXHIBIT 23.2

                          CONSENT OF BDO SEIDMAN, LLP

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

North American Technologies
 Group, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Compensation Plan of North American Technologies Group, Inc. of our report dated April 13, 1995, except for Note 5 as to which the date is April 24, 1995, relating to the consolidated financial statements of North American Technologies Group, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

                                             BDO Seidman, LLP

Houston, Texas
February 21, 1996